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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Huntsman Advanced Materials LLC1
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	92-0194012 (I.R.S. Employer Identification No.)
500 Huntsman Way Salt Lake City, UT (Address of principal executive offices)	84108 (Zip code)

11% Senior Secured Notes due 2010
Senior Secured Floating Rate Notes due 2008
(Title of the indenture securities)

See Table 1—List of Additional Obligors

Item 1.    General Information.    Furnish the following information as to the trustee:

    (a)
    Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Treasury Department
      Washington, D.C.

      Federal Deposit Insurance Corporation
      Washington, D.C.

      Federal Reserve Bank of San Francisco
      San Francisco, California 94120

    (b)
    Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

      None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.****
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

****
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated April 19, 2004 of Technical Olympic USA, Inc. Corporation file number 333-114587-14.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 5th day of May 2004.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JANE SCHWEIGER Jane Schweiger Vice President

EXHIBIT 6

May 5, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JANE SCHWEIGER Jane Schweiger Vice President

Table 1

        Address and telephone of principal executive offices are the same as those of Huntsman Advanced Materials LLC

Exact Name of Additional Obligors	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Huntsman Advanced Materials Americas Inc.	Delaware	52-2215309
Huntsman Advanced Materials (Belgium) BVBA	Belgium	98-0407856
Huntsman Advanced Materials Beteiligungs (Deutschland) GmbH	Germany	98-0407436
Huntsman Advanced Materials (Deutschland) GmbH & Co. KG	Germany	98-0407397
Huntsman Advanced Materials Holdings (UK) Limited	United Kingdom	98-0407410
Huntsman Advanced Materials Management (Deutschland) GmbH & Co. KG	Germany	98-0407420
Huntsman Advanced Materials (Spain) S.L.	Spain	98-0407423
Huntsman Advanced Materials (Switzerland) GmbH	Switzerland	98-0413260
Huntsman Advanced Materials (UK) Limited	United Kingdom	98-0407414
Huntsman Advanced Materials Verwaltungs (Deutschland) GmbH	Germany	98-0407406
Vantico Group S.A.	Luxembourg	—
Vantico International S.à r.l.	Luxembourg	98-0407428

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Exhibit 25.1
  Item 1. General Information. Furnish the following information as to the trustee
  Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 15. Foreign Trustee. Not applicable.
  Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.